EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2021 Fourth Quarter Results

STAMFORD, Conn., Dec. 08, 2021 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2021 fourth quarter and year ended September 30, 2021.

Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020
For the fiscal 2021 fourth quarter, Star reported a 29.1 percent increase in total revenue to $236.6 million compared with $183.3 million in the prior-year period, reflecting an increase in selling prices and higher volume of home heating oil and propane sold.

The volume of home heating oil and propane sold during the fiscal 2021 fourth quarter increased by 1.8 million gallons, or 9.7 percent, to 20.8 million gallons as the additional volume provided by acquisitions was only partially offset by net customer attrition.

Star’s net loss declined by $7.0 million in the quarter, to $23.2 million, due to a favorable change in the fair value of derivative instruments of $6.6 million and the absence of a non-cash charge of $5.7 million recorded in the fourth quarter of fiscal 2020 relating to the sale of certain non-strategic assets, subsequently completed in October 2020. The positive impact from these factors was partially offset by a decline in the Company’s income tax benefit of $4.5 million.

The Company reported a fourth quarter Adjusted EBITDA loss (a non-GAAP measure defined below) that increased by $0.4 million, to $27.6 million, as higher operating expenses were almost entirely offset by higher home heating oil and propane volumes and the impact from improved home heating oil and propane per gallon margins.

“I’m pleased to say that, as we turn the corner on fiscal 2021, we ended the year with solid adjusted EBITDA and underlying results, even with slightly lower volumes and the lingering impact from COVID-19 on certain parts of our business,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “Given that we did not benefit as much from our weather hedge in 2021 – nor, conversely, experience unusually cold weather as in last year’s fiscal third quarter – the Company performed well, which speaks to the talent of our staff, dedication to customer service, and broad operating footprint. Our net customer attrition was in line with fiscal 2020, and we completed five acquisitions which, in aggregate, generate nearly 13 million gallons of product annually. While facing the normal challenges associated with higher oil and propane costs going forward, we’re ready for the next heating season and remain dedicated to delivering high quality service and solid shareholder returns.”

Fiscal Year Ended September 30, 2021 Compared to Fiscal Year Ended September 30, 2020
For fiscal 2021, Star reported a 2.0 percent increase in total revenue to $1.5 billion, as higher sales of motor fuel and other petroleum products and greater installation and service revenue more than offset the impact from lower home heating oil and propane volumes and reduced selling prices during the heating season.

The volume of home heating oil and propane sold during fiscal 2021 decreased by 7.7 million gallons, or 2.4 percent, to 305.9 million gallons, as slightly warmer temperatures and net customer attrition more than offset the impact from acquisitions and other factors. Temperatures in Star's geographic areas of operation for fiscal 2021 were 1.1 percent warmer than during the prior year comparable period and 10.7 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income rose by $31.8 million, to $87.7 million, primarily due to a favorable change in the fair value of derivative instruments of $38.9 million, the absence of a non-cash charge of $5.7 million recorded in the fourth quarter of fiscal 2020 relating to the subsequent sale of certain non-strategic assets, and lower interest expense of $1.9 million, partially offset by an increase in income tax expense of $13.1 million and a $2.8 million decrease in Adjusted EBITDA.

Adjusted EBITDA decreased by $2.8 million, to $127.5 million, in fiscal 2021. Lower total operating expenses in the base business of $5.8 million, higher home heating oil and propane margins and the Adjusted EBITDA from acquisitions of $2.8 million were more than offset by a $6.7 million decline in the benefit recorded under the Company’s weather hedge contract and the impact from lower home heating oil and propane volumes. While temperatures were warmer for fiscal 2021 than in the prior year’s comparable period, temperatures during the weather hedge period for fiscal 2021 were colder than in fiscal 2020, thus the lower weather hedge benefit.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, December 9, 2021. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides plumbing services, primarily to its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the severity and duration of the novel coronavirus, or COVID-19, pandemic, the pandemic’s impact on the U.S. and global economies, the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic, the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including climate change, environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; cyber-attacks; inflation, global supply chain issues, labor shortages, general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2021. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. Currently, one of the most significant factors, however, is the potential adverse effect of the pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its customers and counterparties and the global economy and financial markets. The extent to which COVID-19 impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,
(in thousands)	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$4,767	$56,911
Receivables, net of allowance of $4,779 and $6,121, respectively	99,680	83,594
Inventories	61,183	50,256
Fair asset value of derivative instruments	26,222	—
Prepaid expenses and other current assets	30,140	29,554
Assets held for sale	—	6,030
Total current assets	221,992	226,345
Property and equipment, net	99,123	93,495
Operating lease right-of-use assets	95,839	99,776
Goodwill	253,398	240,327
Intangibles, net	95,474	90,293
Restricted cash	250	250
Captive insurance collateral	69,933	69,787
Deferred charges and other assets, net	17,854	18,343
Total assets	$853,863	$838,616
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$37,291	$30,827
Liabilities held for sale	—	1,265
Revolving credit facility borrowings	8,618	—
Fair liability value of derivative instruments	—	11,437
Current maturities of long-term debt	17,621	13,000
Current portion of operating lease liabilities	16,446	19,139
Accrued expenses and other current liabilities	121,221	127,286
Unearned service contract revenue	56,972	58,430
Customer credit balances	86,828	83,471
Total current liabilities	344,997	344,855
Long-term debt	92,385	109,805
Long-term operating lease liabilities	84,019	85,908
Deferred tax liabilities, net	29,014	17,227
Other long-term liabilities	25,244	25,001
Partners' capital
Common unitholders	295,063	273,283
General partner	(2,821)	(2,506)
Accumulated other comprehensive loss, net of taxes	(14,038)	(14,957)
Total partners' capital	278,204	255,820
Total liabilities and partners' capital	$853,863	$838,616

STAR GROUP, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data - unaudited)	2021	2020	2021	2020
	(unaudited)	(unaudited)
Sales:
Product	$159,571	$106,881	$1,204,319	$1,186,026
Installations and services	76,980	76,414	292,767	281,432
Total sales	236,551	183,295	1,497,086	1,467,458
Cost and expenses:
Cost of product	122,815	72,427	754,622	738,714
Cost of installations and services	64,245	64,050	264,810	253,724
(Increase) decrease in the fair value of derivative instruments	(5,805)	781	(36,138)	2,755
Delivery and branch expenses	71,410	68,428	327,910	323,373
Depreciation and amortization expenses	8,692	8,037	33,485	34,623
General and administrative expenses	6,326	6,190	25,096	25,072
Finance charge income	(615)	(520)	(2,899)	(3,771)
Operating income (loss)	(30,517)	(36,098)	130,200	92,968
Interest expense, net	(1,872)	(1,959)	(7,816)	(9,702)
Amortization of debt issuance costs	(240)	(270)	(972)	(999)
Other loss, net	—	(5,724)	—	(5,724)
Income (loss) before income taxes	(32,629)	(44,051)	121,412	76,543
Income tax expense (benefit)	(9,396)	(13,852)	33,675	20,625
Net income (loss)	$(23,233)	$(30,199)	$87,737	$55,918
General Partner's interest in net income (loss)	(190)	(223)	689	377
Limited Partners' interest in net income (loss)	$(23,043)	$(29,976)	$87,048	$55,541

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.58)	$(0.68)	$2.15	$1.22
Dilutive impact of theoretical distribution of earnings	—	—	0.33	0.15
Basic and diluted income (loss) per Limited Partner Unit:	$(0.58)	$(0.68)	$1.82	$1.07

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	39,535	43,875	40,553	45,656

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended September 30,
(in thousands)	2021	2020
Net loss	$(23,233)	$(30,199)
Plus:
Income tax benefit	(9,396)	(13,852)
Amortization of debt issuance costs	240	270
Interest expense, net	1,872	1,959
Depreciation and amortization	8,692	8,037
EBITDA	(21,825)	(33,785)
(Increase) / decrease in the fair value of derivative instruments	(5,805)	781
Other loss, net	—	5,724
Adjusted EBITDA	(27,630)	(27,280)
Add / (subtract)
Income tax expense	9,396	13,852
Interest expense, net	(1,872)	(1,959)
Recovery for losses on accounts receivable	(870)	(1,115)
Decrease in accounts receivables	20,783	29,621
Increase in inventories	(4,521)	(6,547)
Increase in customer credit balances	33,573	33,312
Change in deferred taxes	(1,321)	(2,390)
Change in other operating assets and liabilities	(18,119)	(18,123)
Net cash provided by operating activities	$9,419	$19,371
Net cash used in investing activities	$(3,464)	$(9,423)
Net cash used in financing activities	$(6,688)	$(19,755)

Home heating oil and propane gallons sold	20,800	19,000
Other petroleum products	40,000	39,600
Total all products	60,800	58,600

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2021	2020
Net income	$87,737	$55,918
Plus:
Income tax expense	33,675	20,625
Amortization of debt issuance costs	972	999
Interest expense, net	7,816	9,702
Depreciation and amortization	33,485	34,623
EBITDA	163,685	121,867
(Increase) / decrease in the fair value of derivative instruments	(36,138)	2,755
Other loss, net	—	5,724
Adjusted EBITDA	127,547	130,346
Add / (subtract)
Income tax expense	(33,675)	(20,625)
Interest expense, net	(7,816)	(9,702)
(Recovery) provision for losses on accounts receivable	(248)	3,441
(Increase) decrease in receivables	(15,171)	34,366
(Increase) decrease in inventories	(11,472)	14,588
Increase in customer credit balances	3,054	14,775
Change in deferred taxes	11,361	(3,544)
Change in other operating assets and liabilities	(4,703)	12,023
Net cash provided by operating activities	$68,877	$175,668
Net cash used in investing activities	$(50,326)	$(28,141)
Net cash used in financing activities	$(70,695)	$(95,515)

Home heating oil and propane gallons sold	305,900	313,600
Other petroleum products	154,100	151,800
Total all products	460,000	465,400

Source: Star Group, L.P.